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Carolina Power & Light Company
SUPPLEMENTAL DATA                            Three Months Ended         Nine Months Ended          Twelve Months Ended
                                                September 30              September 30                September 30
                                              1995         1994         1995          1994          1995          1994
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
Operating Revenues (in thousands)
  Residential                              $  292,830  $  263,677   $   737,448   $   716,067   $   937,367   $   927,361
  Commercial                                  178,531     165,008       469,387       458,325       606,635       598,245
  Industrial                                  201,202     197,282       553,360       556,828       738,194       744,165
  Government and municipal                     21,650      20,815        59,215        59,913        77,619        78,813
  Power Agency contract requirements           34,242      33,565        80,650       101,330        94,582       121,421

  NCEMC                                        89,585      79,191       231,949       212,863       285,819       258,957
  Other wholesale                              21,136      20,469        61,661        69,460        76,975        95,126
  Other utilities                              24,343      14,121        58,012        29,762        62,040        32,186
  Miscellaneous revenue                        11,981      11,424        34,021        32,775        45,738        39,606
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        Total Operating Revenues           $  875,500  $  805,552   $ 2,285,703   $ 2,237,323   $ 2,924,969   $ 2,895,880
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Energy Sales (millions of kWh)
  Residential                                   3,413       3,029         9,095         8,675        11,567        11,251
  Commercial                                    2,678       2,453         7,016         6,671         9,034         8,672
  Industrial                                    3,676       3,585        10,676        10,378        14,327        13,872
  Government and municipal                        373         359           973           969         1,266         1,263
  Power Agency contract requirements              802         664         1,767         2,115         2,241         2,777
  NCEMC                                         1,702       1,536         4,186         3,811         5,260         4,895
  Other wholesale                                 487         436         1,422         1,488         1,916         2,035
  Other utilities                                 831         465         2,307           799         2,497           879
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        Total Energy Sales                     13,962      12,527        37,442        34,906        48,108        45,644
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Energy Supply (millions of kWh)
  Generated - coal                              7,231       5,492        17,671        17,341        21,331        23,611
              nuclear                           5,010       5,730        14,901        12,782        20,630        15,698
              hydro                               145         192           599           728           753           846
              combustion turbines                  55           2            55            68            54            66
  Purchased                                     2,082       1,764         5,626         5,580         7,086         7,459
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        Total Energy Supply
          (Company Share)                      14,523      13,180        38,852        36,499        49,854        47,680
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Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current             $   90,522  $   96,224   $   200,692   $   185,305   $   198,034   $   169,572
  Income tax expense (credit) - deferred       11,455     (10,907)          748       (12,909)       41,082        25,191
  Income tax credit - investment tax
    credit adjustments                         (2,553)     (2,884)       (7,658)       (8,653)      (10,542)      (10,418)
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        Subtotal                               99,424      82,433       193,782       163,743       228,574       184,345
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 Harris Plant deferred costs -
   investment tax credit adjustments              (74)        (74)         (223)         (223)         (297)           21
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  Total Included in Operating Expenses         99,350      82,359       193,559       163,520       228,277       184,366
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 Included in Other Income
  Income tax credit - current                  (5,080)     (8,215)      (14,773)      (13,513)      (20,499)      (15,183)
  Income tax expense - deferred                 1,044       5,329         4,240         8,138         5,917         7,802
  Income tax credit - investment tax
    credit adjustments                              -           -             -             -             -        (1,194)
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        Total Included in Other Income         (4,036)     (2,886)      (10,533)       (5,375)      (14,582)       (8,575)
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            Total Income Tax Expense       $   95,314  $   79,473   $   183,026   $   158,145   $   213,695   $   175,791
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                     3.49          3.29
Return on average common stock equity                                                                 12.91 %       12.07 %
Book value per common share                                                                     $     18.14   $     17.77
Capitalization ratios
    Common stock equity                                                                               48.22 %       49.82 %
    Preferred stock - redemption not required                                                          2.63          2.72
    Long-term debt, net                                                                               49.15         47.46
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            Total                                                                                    100.00 %      100.00 %
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 ...........................................................................................................................
See Notes to Financial Statements.
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